Exhibit 23.1

Consent of Independent Registered Public Accounting Firm, Crowe Horwath LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-127858, No. 333-121085 and No. 333-157540 on Form S-8 of Home Federal Bancorp, Inc. of our report dated December 14, 2010, relating to the financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Home Federal Bancorp, Inc. for the year ended September 30, 2010.

/s/Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio
December 14, 2010